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EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

Wind River Systems GmbH, an Austrian corporation.
Wind River S.A.R.L., a French corporation.
Wind River GmbH, a German corporation.
Wind River UK Limited, a United Kingdom corporation.
Wind River Scotland Ltd., a Scottish corporation
Wind River S.r.l., an Italian corporation.
Wind River AS, a Norwegian corporation.
Wind River AB, a Swedish corporation.
Wind River Systems K.K., a Japanese corporation, a wholly-owned subsidiary.
Wind River Systems International, Inc., a U.S. corporation.
Wind River Novia Scotia Company, a Canadian corporation
Wind River International Limited, a Canadian corporation
Zinc Software, Incorporated, a Utah corporation.
RouterWare, Incorporated, a California corporation
Integrated Systems, Inc., a California corporation
Embedded Support Tools Corp., a Massachusetts corporation
Rapid Logic, Inc., a Delaware corporation
Wind River AG, a Swiss corporation

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SUBSIDIARIES OF REGISTRANT